UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New York Mortgage Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	47-0934168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

90 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.000% Series G Cumulative Redeemable Preferred Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐	If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-258589

Securities registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 7.000% Series G Cumulative Redeemable Preferred Stock, $0.01 par value per share, of New York Mortgage Trust, Inc. (the “Registrant”) is set forth under the heading “Description of the Series G Preferred Stock” included in the Registrant’s Prospectus Supplement dated November 17, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on November 18, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-258589), which became automatically effective upon filing with the Commission on August 6, 2021, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment and Restatement of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2020).

3.2	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating the 7.75% Series B Cumulative Redeemable Preferred Stock (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed on May 31, 2013).

3.3	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating 2,550,000 additional shares of the 7.75% Series B Cumulative Redeemable Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 20, 2015).

3.4	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating the 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (Incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed on October 10, 2017).

3.5	Articles Supplementary classifying and designating 2,650,000 additional shares of the 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 29, 2019).

3.6	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating the 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (Incorporated by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form 8-A filed on October 15, 2019).

3.7	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating the 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (Incorporated by reference to Exhibit 3.9 to the Registrant’s Registration Statement on Form 8-A filed on July 6, 2021).

3.8	Articles Supplementary classifying and designating 2,000,000 additional shares of the 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 11, 2021).

3.9	Articles Supplementary reclassifying and designating 6,600,000 authorized but unissued shares of the 7.875% Series C Cumulative Redeemable Preferred Stock as additional shares of undesignated preferred stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 5, 2021).

3.10*	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating the 7.000% Series G Cumulative Redeemable Preferred Stock.

3.11*	Specimen 7.000% Series G Cumulative Redeemable Preferred Stock Certificate.

3.12	Second Amended and Restated Bylaws of New York Mortgage Trust, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 23, 2020).

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW YORK MORTGAGE TRUST, INC.

Date: November 23, 2021	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer

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